UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2015

Carbylan Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36830	20-0915291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3181 Porter Drive, Palo Alto, California		94304
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 855-6777

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(d). On December 22, 2015, the Board of Directors (the “Board’) of Carbylan Therapeutics, Inc. (the “Company”) elected David Saul as a member of the Board, effective February 1, 2016. Mr. Saul will become a Class I Board member, which will be subject to shareholder vote at the Company’s 2016 Annual Meeting.

Since January 2008, Mr. Saul has been a partner with the law firm Ropes & Gray, where he has specialized in the general corporate, corporate governance and securities law representation of public and private companies, underwriters and investors, including, since June 2013, Carbylan Therapeutics. The election to the Company’s Board will be effective February 1, 2016, following Mr. Saul’s retirement from Ropes & Gray. Mr. Saul is a 1991 graduate of the Law School at University of Chicago, where he earned a J.D. and a 1987 graduate of the University of California, Berkeley, where he earned a B.A. with high honors in Political Science. There is no arrangement or understanding between Mr. Saul and the Company, pursuant to which he was selected as a director. Mr. Saul will receive compensation for services as a director under the same plans and arrangements as apply to the Company’s other outside directors, as described in the Company’s Form S-1, under “ Director Compensation Policy,” as filed with the SEC on April 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2015	Carbylan Therapeutics, Inc.

	By:	/s/ David M. Renzi
David M. Renzi
President and Chief Executive Officer